EXHIBIT 23.1

                        WIESENECK, ANDRES & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          772 U.S. HIGHWAY 1, SUITE 200
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                             FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida

                                January 21, 2000

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Phoenix International Industries, Inc. on Form S-8 of our report dated January 5, 2000, appearing in the Annual Report on Form 10-K of Phoenix International Industries, Inc. for the year ended December 31, 1999.

                                               Very truly yours,

                                               WIESENECK, ANDRES & COMPANY, P.A.

                                               THOMAS B. ANDRES